EXHIBIT 24

POWER OF ATTORNEY
We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Gerald H. Lipkin and Alan D. Eskow, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerald H. Lipkin	Chairman of the Board, President and Chief Executive Officer and Director	February 25, 2015
Gerald H. Lipkin

/s/ Alan D. Eskow	Director, Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2015
Alan D. Eskow

/s/ Mitchell L. Crandell	First Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 25, 2015
Mitchell L. Crandell

/s/ Andrew B. Abramson	Director	February 25, 2015
Andrew B. Abramson

/s/ Peter J. Baum	Director	February 25, 2015
Peter J. Baum

/s/ Pamela R. Bronander	Director	February 25, 2015
Pamela R. Bronander

/s/ Peter Crocitto	Director, Senior Executive Vice President and	February 25, 2015
Peter Crocitto	Chief Operating Officer

/s/ Eric P. Edelstein	Director	February 25, 2015
Eric P. Edelstein

/s/ Mary J. Steele Guilfoile	Director	February 25, 2015
Mary J. Steele Guilfoile

/s/ Graham O. Jones	Director	February 25, 2015
Graham O. Jones

/s/ Walter H. Jones, III	Director	February 25, 2015
Walter H. Jones, III

/s/ Gerald Korde	Director	February 25, 2015
Gerald Korde

EXHIBIT 24

Signature	Title	Date

/s/ Michael L. LaRusso	Director	February 25, 2015
Michael L. LaRusso

/s/ Marc J. Lenner	Director	February 25, 2015
Marc J. Lenner

/s/ Barnett Rukin	Director	February 25, 2015
Barnett Rukin

/s/ Suresh L. Sani	Director	February 25, 2015
Suresh L. Sani

/s/ Robert C. Soldoveri	Director	February 25, 2015
Robert C. Soldoveri

/s/ Jeffrey S. Wilks	Director	February 25, 2015
Jeffrey S. Wilks